ARRIS and C-COR Merger
Frequently Asked Questions
Volume 2
Below is a list of questions and answers regarding many of the common issues and concerns employees may have following the announcement of the merger of C-COR into ARRIS. The list addresses those questions thought to be of the most immediate concern to employees, but it is likely not all relevant questions have been considered. These are answers to the best of our knowledge at this point. The official summary plan documents will be accessible to employees once they are available. Should you have additional questions at this time, please address them with your supervisor, who will work to get you an appropriate answer.
Merger Questions

•	Are there any potential reasons why this acquisition wouldn’t happen?
•	The acquisition requires shareholder approval as well Hart Scott Rodino regulatory approval. There are also financial conditions within the merger agreement that will be reviewed closer to the time of closing and that need to be approved by the companies at that time in order to proceed. Nevertheless, we have no reason to believe the transaction will not close.
•	What happens if another company comes to us and makes a higher offer (bidding war)? Will the board entertain the offer? Is there a breakup fee to terminate the ARRIS deal?
•	Further details about the merger agreement are available as part of ARRIS’ 8-K. There is a $22.5M break-up fee for both parties.
•	What is ARRIS’ history with acquisitions? What have they done in the past once a business is acquired? Do they usually keep site locations open?
•	ARRIS is itself the product of the acquisition by Antec of the ARRIS Joint Venture (JV). The JV was formed in 1995 as a joint venture between Antec and Nortel. Its mission was to provide carrier class telephone systems for the cable industry. The resulting product, Conerstone, became the number one market share product worldwide and ultimately generated $2.2 Billion in revenue. As Voice over IP technology began to emerge in 1999, the JV undertook the development of systems to provide this new telephone technology to the cable industry. In the process, the JV acquired LanCity, a manufacturer of cable modems. In 2001, Antec acquired Nortel’s portion of the JV and changed its name to ARRIS. Subsequently, ARRIS acquired Cadant, the developer of the C4 Cable Modem Termination System and COM21, the developer of the C3 CMTS. These acquisitions form the basis of what is the Broadband division of ARRIS. The development laboratories in Chicago, Atlanta, and Cork, Ireland all have their genesis in the acquisitions dating back to the Antec-ARRIS merger. ARRIS has been very successful at retaining employees with very little attrition.

Transition Questions

•	When will information about the transition teams be communicated? Who will be participating on these teams?
•	Jim Lakin has been named as Chief Integration Officer for the integration from ARRIS. Bill Hanelly will lead the transition process for C-COR with functional leads named for each area within the process. The top-level Integration team was announced on September 27. Functional teams of both C-COR and ARRIS employees will be formed and will begin working immediately on integration issues. Further information on the teams will be posted as available on the C-COR intranet at (https://home.c-cor.com/arris/).
•	How soon do we anticipate getting an integration calendar and transition assignments? Many employees take vacation around the holiday season and will need to know if they are required.
•	The Functional Transition teams are currently being formed and details about specific assignments and calendars will be communicated as the individual teams meet and finalize those details.
•	Will the fiscal calendar stay the same?
•	Each company will continue on its own fiscal calendar until the closing. After the closing, C-COR will begin working in alignment with ARRIS’ financial schedule which is on a calendar year basis.
Company Identity Questions

•	Where will the headquarters be located? Will the company name change?
•	The new company will be called ARRIS and the Headquarters will be located in Suwanee, Georgia.
•	Who are ARRIS’ major competitors?
•	ARRIS’ major competitors currently are Motorola and Cisco.
•	Will the company name/product names stay the same?
•	The new company will be called ARRIS. Any decisions about product names will be made over the upcoming months and will be communicated as decisions are made.
Staffing Questions

•	Will any current C-COR facilities be closed?
•	At this time there are no formal plans to consolidate facilities.
•	Will any major actions be taken by C-COR before the final close in Jan. 2008?
•	There are no plans to change the staffing levels at C-COR prior to the closing. ARRIS is merging with C-COR because of our strengths in RF, Optics, On Demand, Advertising and OSS management tools, so it is anticipated that there will be minimal duplication in those areas. Over the next several months we will be working with ARRIS to review any areas of overlap as well as preparing transition plans. Employees will be kept informed of plans and progress.

•	How will the C-COR Executive staff be affected?
•	As integration planning continues and decisions are made, we will keep employees informed. No decisions have been made at the present time. The executive staffs of both companies are committed to making this merger and the transition to one company successful.
•	Although there have been questions about the management teams at C-COR, what about those of us who are not in management? With the headquarters of ARRIS in Georgia, how likely is it that this location in State College will remain open due to the overlap of “office” jobs?
•	There are no plans to change the staffing levels at C-COR prior to the closing. It is too soon to predict how much, if any, overlap there will be for any specific support function or specific position in any of our locations; that will be determined after careful review and consideration. We recognize that this “lack of knowing the future” is very difficult, however it is not possible to make any decisions or communicate them when reviews have not yet taken place nor has the actual closing transpired.
•	How many research and development employees does ARRIS have?
•	ARRIS has 450 engineers.
•	Is the current hiring freeze related to the sale?
•	A “hiring freeze” was put into place to ensure that we are only filling positions that are consistent with our current financial performance and as well our future position once we integrate with ARRIS. We will continue to closely review all open positions and offers based on these criteria.
•	Will there be any changes with open/pending headcount requisitions or capital spending?
•	We will continue to carefully review open positions and offers to ensure that they match with our financial plans and future plans as a combined company. We will however continue to conduct business as C-COR and move forward with hiring as appropriate. The same criteria will apply for capital spending.
Benefits and Compensation

•	ARRIS’ tuition repayment plan is $300/credit. Is there a cap on the amount paid out?
•	C-COR’s tuition reimbursement plan will continue to be in place until closing. After closing, requests for tuition reimbursement will be processed by ARRIS according to their policy at that time. Further details on the reimbursement amounts will be provided by ARRIS over the next several months. Their current plan pays $300 per credit and does not have a cap but is being reviewed based on the tax implications and may be capped at $5000 similar to C-COR’s.
•	If I schedule classes in November for Spring of 2008 how can I expect to be reimbursed?
•	Requests for tuition reimbursement between now and closing should be submitted via the normal C-COR process which includes management approval. If your tuition reimbursement is approved by your management and Human Resources, it will be reimbursed based on the tuition reimbursement policy in place at the time of approval.

•	What is ARRIS’ holiday calendar?
•	ARRIS has 12 holidays including 2 floating holidays in 2007. The 2008 holiday schedule is yet to be determined.
•	What is ARRIS’ vacation schedule?
•	ARRIS has both vacation and sick & personal days. They provide vacation on the basis of earned service as follows: 0-9 years service: 3 weeks vacation; 10-18 years: 4 weeks and 19+ years: 5 weeks. In addition, sick & personal days are provided in the amount of 6 days per year with the ability to use these days for personal absences from work. Further details on the accrual and roll-over of PTO and/or vacation and sick & personal days will be reviewed over the upcoming months and communicated to employees.
•	How are reviews going to be handled this year? How does that affect potential merit increases?
•	As you are aware, C-COR’s salary planning cycle and performance appraisal process was just completed in July 2007. Over the next several months prior to closing, we will be reviewing the process for integrating C-COR employees into the ARRIS salary planning process which typically takes place in the April timeframe. We will continue to communicate as decisions are made about the integration process.
•	What happens to my benefits?
•	Employees will continue to be covered by C-COR benefits until the time of closing. During the next several months, we will be working with ARRIS to review benefits coverages and to ensure that a plan is in place to provide appropriate benefit coverages to current C-COR employees as of the date of closing. Please be patient as there are many details to review and work out in order to provide a smooth transition.
•	How will the employees on L-1, B-1, or H1-B visas be affected by the merger?
•	ARRIS has agreed to continue to support visas and green cards which are already in progress. Any changes or new applications will need to be reviewed on a case by case basis.
Stock Options

•	Can employees exercise stock options between now and close?
•	Yes, employees (other than executives covered by Section 16) can exercise vested options from now until the date of closing using the process outlined on the C-COR intranet.
•	Is the conversion of CCBL to ARRS options taxable at conversion, or just at the time they are exercised?
•	Options will be taxable at the time they are exercised. They are not taxable at the time of conversion.
•	Will the expiration dates for C-COR stock options stay the same?
•	The expiration dates for C-COR stock options will remain the same when they are converted to ARRIS options.

Questions regarding customers

•	Will any talking points be distributed for customer meetings?
•	Yes, we are forming Functional Transition teams which will be announced shortly. One of the first tasks for those in the customer-facing teams will be to provide talking points regarding the pending transaction.
•	What does it mean to me in terms of products and joint sales of our products as we work thru the integration?
•	We will be working through those decisions as a part of the integration process and will provide further information as integration planning proceeds. For now, we are independent companies and will continue to operate as such.
•	ARRIS is a partner now. As we are discussing regular integration and partner business are there things we cannot discuss related to the deal?
•	Anything that was being worked on jointly prior to the merger announcement can be continued. This includes partnering and interoperability testing. We must, however, continue to work as separate companies in terms of new projects, pricing, etc. Further guidance on the types of areas which must not be discussed will be provided very shortly. In the meantime, if you have any questions about information which can be shared, please check with the appropriate Vice President.
Questions regarding products

•	ARRIS owns TeleWire Supply, where does this piece fit into the picture? What percent of annual revenue comes from TeleWire?
•	Telewire Supply is a distributor to the Cable industry with approximately $130M in annual sales.
•	How many EdgeQAM’s does ARRIS have fielded?
•	Next Generation EdgeQAM is a new market. No one has any meaningful footprint to date, although, ARRIS announced a large recent win with Comcast.
•	There are two separate EdgeQAM teams now, will both continue after the close?
•	During the next several months, we will be evaluating the two EdgeQAM product lines and picking the best features that our customers want for the product and will align the roadmaps accordingly. Both ARRIS and C-COR view the two EdgeQAM teams developing the products as very complimentary and believe that a combination of the strengths of both teams gives us an opportunity to improve our time to market and competitiveness for new features.
•	How open should we be with our Intellectual Property?
•	C-COR is protected under the Merger Agreement for confidential information conveyed between now and closing. However, an employee who receives such a request should obtain the approval of the appropriate Vice President before providing the requested information.

•	Was a particular C-COR product targeted by ARRIS in making the decision to purchase C-COR?
•	There are a number of reasons upon which ARRIS based its decision to acquire C-COR: 1) It strengthens our position as the leading pure play cable solutions provider, 2) It expands our addressable market and enhances video growth opportunities, 3) It provides significant portfolio expansion, 4) It provides revenue diversification across core MSO relationships, and 5) It enhances our financial profile through margin expansion. Accordingly, we are interested in all of C-COR’s products and services.
•	What are the top 3 C-COR product lines that are most attractive to ARRIS?
•	C-COR is a successful company in its own right. As such, all of C-COR’s products are important to ARRIS.
•	What happened to their access transport products?
•	ARRIS sold its Access product line to Scientific Atlanta in 2002.
•	What will happen to the Software products?
•	C-COR’s On Demand, Advertising and OSS management tools as well as our expertise in RF and Optics were the primary reasons that ARRIS was interested in merging. Our Software products are key to the future combined company.
•	Who does ARRIS’ contract manufacturing?
•	ARRIS has a number of contract manufacturing partners depending upon the product.
Forward-Looking Statements
The answers above contain forward-looking statements. These statements discuss, among other things, plans for future products; growth in the cable equipment market; growth in demand for high speed access; financial performance following completion of the acquisition, including with respect to margins, tax rates, impact of net operating leases, and accretion and dilution; outlook for the remainder of 2007; the impact of purchase accounting; the ability to derive operational and other synergies; integration and other expenses; expected cash and debt balances; employee and management plans; manufacturing and facility plans; cross-selling opportunities; growth opportunities; the ability to derive strategic benefits; and the timeframe during which the acquisition is expected to close. Statements regarding future events are based on the parties’ current expectations. The statements in this presentation that use such words as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “estimate,” or “plan,” or similar expressions also are forward-looking statements. Actual results may differ materially from those contained in any forward looking statement. Specific factors that could cause such material differences include, among other things, shareholder approval of the acquisition, regulatory approval of the acquisition, the potential impact on the business of C-COR due to uncertainty about the acquisition, strategic and operational decisions that have not yet been made, completion of final tax and purchase accounting analysis, the retention of employees of C-COR, the ability of ARRIS to successfully integrate C-COR’s opportunities, technology, personnel and operations, and customer demand for our products. The above listing of factors is representative and is not intended as an all-encompassing list of such factors. For additional factors please see our Form 10-Q for the quarter ended June 30, 2007. We disclaim any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
In connection with the proposed combination of ARRIS and C-COR, ARRIS will file with the SEC a registration statement on Form S-4, which will include a proxy statement of C-COR and a proxy statement and prospectus of ARRIS. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ARRIS and C-COR, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to ARRIS Group Inc, 3871 Lakefield Drive, Suwanee, Georgia 30024, Attention: Investor Relations (678) 473-2647, or to C-COR, 60 Decibel Road, State College, Pennsylvania 16801, Attention: Director of Investor Relations (800) 233-2267 ext. 4402.
Participants in the Solicitation
ARRIS, C-COR and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information regarding ARRIS’ directors and executive officers is available in the Proxy Statement with respect to ARRIS’ 2007 Annual Meeting of Stockholders filed by ARRIS with the SEC on April 9, 2007. Information regarding C-COR’s directors and executive officers is available in the Proxy Statement with respect to C-COR’s 2006 Annual Meeting of Stockholders filed by C-COR with the SEC on September 15, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.